UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013 zinco do brasil, inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52630	26-2524571
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

100 Park Avenue, Suite 1600

New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 984-0628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2013, the Registrant, Ouro do Brasil Holdings Ltd. (“OBH”) and IMS Engenharia Mineral Ltda. (“IMS”) entered into a modification of the Binding Agreement dated August 14, 2012 to extend the date by which the Registrant is required to raise $6,000,000 or such amount necessary to satisfy payment to Vale S.A. to complete the acquisition of the zinc mine until June 14, 2013.

Item 8.01	Other Events.

On March 13, 2013, the following Members of the Registrant’s Board of Directors were appointed to the respective Committees:

Director	Committees
Ryan E. Hart , Chairman, Chief Executive Officer	Corporate Governance Committee
Adriano Espeschit, Chief Operating Officer, Director	Technical Committee
Mustafa Aksoy, Director	Audit, Compensation, and Corporate Governance Committees
Edward C. Dowling Jr., Director	Compensation and Corporate Governance Committees
Juvenil Felix, Director	Technical Committee
Cleber Macedo, Director	Audit Committee
Jose Mendo Mizael de Souza, Director	Technical Committee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zinco Do Brasil, Inc.
Date: March 21, 2013	By:	/s/ Ryan E. Hart
Name: Ryan E. Hart
Title: President